                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

               GTS REPORTS FOURTH QUARTER AND ANNUAL 1999 RESULTS

HIGHLIGHTS
o Grows full-year revenues 129 percent in 1999; quarterly revenues up 78 percent year-over-year, 11 percent sequentially, to US$253.1 million.

o Improves annual EBITDA1 losses from (17) percent of revenues in 1998 to (9) percent of revenues in 1999.

o Reports quarterly recurring EBITDA losses of (US$17.6) million, or (7) percent, including approximately US$10 million in new e*Business and branding investments, up from (12) percent in 1998.

o Initiates a series of new e*Business developments, including Web hosting centers and dedicated Internet access (DIA).

o Announces network plans to expand backbone in "core" cities up to 144 fibers; extends backbone network to 30 cities.

o Announces, with FLAG Telecom Holdings Ltd., an increase in planned trans-Atlantic capacity of FLAG Atlantic-1 to 2 x 2.4 Tbps; enters marketing agreement with GlobeNet for connections between Latin America, Europe.

o    Begins doubling size of Europe's largest IP-over-DWDM backbone.

o    Announces acquisition of Netcom, a U.K.-based ISP and Web hosting company

WASHINGTON, FEBRUARY 8, 1999 - Global TeleSystems Group, Inc. (GTS) (NYSE: GTS;
Easdaq: GTSG; Frankfurt: GTS), the leading European e*Business and borderless broadband services company, today reported its results for the fourth quarter and full year of 1999. Consolidated revenues in the quarter expanded to US$253.1 million, up 78 percent from US$141.9 million in the fourth quarter of 1998. On a recurring basis, the company's EBITDA loss for the fourth quarter of 1999 improved to (7) percent of revenues versus (12) percent in the year-ago quarter. The company also announced investments in its e*Business initiatives and branding amounting to US$10 million in the most recent quarter ended.

H. Brian Thompson, GTS's chairman and chief executive officer, said: "While growing its base business at an impressive 11 percent sequentially, GTS has been changing to meet the new and rapidly-evolving demands of the European marketplace. To respond to the coming data/IP boom in Europe, we have put in place a series of new e*Business initiatives. We own the largest Tier-1 IP network, Ebone, with a quarter of the European IP-transit market, some 1.6 Gbps of IP interconnections, and nearly 10 percent of the Internet's global routing tables. In combination with our recent Netcom acquisition, GTS now has about 200 data-focused and -trained sales people in its 800-person sales force and some 35,000 Internet access customers. We are, today, one of the best positioned companies in Europe to take advantage of the burgeoning European telecom marketplace."

In the quarter GTS recorded a charge of US$97.6 million for restructuring and other non-recurring costs. The charge included a US$59 million restructuring charge, which reflects the integration and rationalization of GTS's switched-voice assets as well as costs recorded for certain employee-related reorganization expenses. These charges were principally a result of the acquisitions and organizational consolidation the company made in 1999. Included in the US$97.6 million is US$38.6 million of non-recurring items, which represents reserve strengthening and out-of-period costs. Excluding these one-time charges, recurring EBITDA was (US$17.6) million.

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GTS 4th Quarter 1999 Release
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In the fourth quarters of 1999 and 1998, including non-recurring charges, net loss applicable to common shareholders was, respectively, (US$248.4) and (US$94.3) million, or (US$1.38) and (US$0.61) per share.

For the full year 1999, consolidated revenues were US$852.2 million, up 129 percent from US$372.4 million for 1998. The company's full-year 1999 EBITDA loss was (US$78.4) million, versus (US$64.7) million a year ago. Full year 1999 net loss applicable to common shareholders was (US$642.4) million, or (US$3.76) per share compared to a net loss applicable to common shareholders of (US$255.8) million, or (US$1.79) per share.

OPERATIONS

Revenues
In the fourth quarter of 1999, GTS's revenues grew 78 percent year-over-year to US$253.1 million and 11 percent sequentially, compared with 1999's third quarter. The company's Carrier Services unit grew revenues to US$82.6 million compared with US$42.3 million in the year-ago quarter. Business Services' revenues grew to US$145.0 million, or 95 percent, compared with US$74.2 million in the year-ago quarter. Revenues at Golden Telecom, which incorporates GTS's assets in Russia, Ukraine and other former Soviet countries, remained relatively unchanged at US$25.5 million in the fourth quarter 1999.

GTS continues to be the largest independent provider of cross-border managed bandwidth services in Europe. Growing demand at Carrier Services is reflected in its backlog at the end of the year of approximately US$635 million. The average contract length is now 6.0 years, up from 4.5 years in the first quarter of 1999. Existing customers have converted from short- to long-term contracts throughout 1999, including 10-year contracts in which revenues are recognized ratably over the life of the contract. While this had the effect of somewhat dampening the sequential revenue growth rates from what they otherwise would have been, the company believes that the long-term nature of these contracts significantly improves prospects for long-term returns.

Business Services' revenues grew sequentially at a 20-percent rate, reflecting growth in the customer base, additional service offerings, the positive effects of a reorganization the company completed in the summer of 1999 and the initial benefits of its new product development and marketing efforts.

In the fourth quarter of 1999, GTS's consolidated revenues were derived 10 percent from data and IP services, 61 percent from voice services and 29 percent from managed bandwidth services (including both voice and data traffic).

EBITDA
In the fourth quarter of 1999, GTS's recurring EBITDA loss remained constant at (US$17.6) million - or about (7) percent of revenues, compared with about (12) percent of revenues in the year-ago period. As a percentage of revenues, these results improved year-over-year due to a near doubling of revenues at GTS's Carrier Services unit, which contributes roughly 50 percent EBITDA margin percentages. These improvements were offset by approximately US$5.0 million in new spending on e*Business initiatives and US$5.0 million in pan-European brand advertising.


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GTS 4th Quarter 1999 Release
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In spite of substantial retail pricing pressure in the fourth quarter and the year overall, Business Services' revenues grew substantially. While these revenues added significantly to the company's gross margins in absolute dollars, they generate lower gross margins as a percentage of revenues than does Carrier Services. Comparing the third to fourth quarters of 1999, Business Services' revenues increased relative to Carrier Services. This mix change, coupled with rate declines, put pressure on total company gross margin percentages. However, as the company has put in place a program to improve network efficiencies, these pressures on gross margin percentages were partially offset. Further, the new data and e*Business services, which the company is emphasizing going forward, should typically generate higher gross margins as a percentage of revenues than do telephony services.

e*Business Initiatives
GTS has recently announced several e*Business-related initiatives, including:
o The acquisition of Netcom Internet Ltd., a leading ISP and Web hosting company in the United Kingdom.

o New Web hosting centers in London, Paris, Amsterdam and Frankfurt that are planned to be operational in the second quarter of 2000. The company expects to operate Web hosting centers with a total of over 150,000 square feet in those four cities initially, with options for additional square footage.

o The introduction of high-speed, broadband-enabled DIA services in 10 European countries - the United Kingdom, France, Germany, Belgium, Ukraine, Russia, Czech Republic, Slovakia, Poland and Hungary. By year-end 2000, GTS expects to offer DIA services in an additional seven countries: the Netherlands, Sweden, Ireland, Norway, Spain, Italy and Denmark.

o The offering of International Private Leased Circuits (or "private line") service for businesses across Europe.

2000 Estimates
The company expects its revenues growth for 2000 to be in the 35-to-40-percent range, assuming the Euro:dollar exchange rate remains at parity. To strengthen its position in the marketplace, GTS plans to incrementally spend on e*Business and branding initiatives approximately US$75 million to US$85 million. As a result, the company expects EBITDA losses to be in the range of (3) percent to
(4) percent of revenues. In addition, the company plans to make capital expenditures of US$900 million to US$950 million.

GTS's Network
With 17,000 operational route-kilometers, GTS's trans-European fiber optic network includes primary access nodes in the following 30 cities: Amsterdam, Antwerp, Barcelona, Basel, Berlin, Bilbao, Brussels, Copenhagen, Dresden, Dusseldorf, Frankfurt, Geneva, Gothenberg, Hamburg, Hanover, London, Lyon, Madrid, Milan, Munich, Paris, Prague, Reims, Rotterdam, Stockholm, Strasbourg, Stuttgart, Valencia, Vienna and Zurich. GTS also offers Internet backbone connectivity to New York and Bratislava. In addition, GTS's Ebone IP network, the largest Tier-1 IP backbone in Europe, was the first network to introduce optical IP transit internationally.

The company also has city enterprise networks (CENs) operating in Paris, Geneva, Berlin, Prague and Budapest. GTS plans to have a total of 16 CENs operational this year.

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GTS 4th Quarter 1999 Release
Page 4

ABOUT GTS                                 (WWW.GTSGROUP.NET)
Global TeleSystems is the leading provider of e*Business and borderless broadband services across Europe, serving businesses and carriers in 20 European countries with a range of broadband, Internet/IP and voice services. As an industry leader in Europe, the company has the largest cross-border fiber-optic network; the largest Tier-1 IP backbone; the most widely deployed pan-European e*Business sales and service staff; and the largest pan-European customer base. GTS's trans-European network - the first and most extensive trans-European broadband fiber network with points of presence in over 50 European cities - stretches 17,000 route kilometers. In addition, GTS has announced plans to build FLAG Atlantic-1, an advanced trans-Atlantic undersea dual-cable system, in a joint venture with FLAG Telecom. GTS is extending its core network deeper into key European cities through the development of City Enterprise Networks (CENs). Also, GTS is the majority owner of Golden Telecom, which offers a variety of fixed-line and mobile telecommunications services in Russia, Ukraine and other former Soviet nations.

In 1999, GTS won the prestigious World Communications Award for Best Wholesale Carrier and the ECTA award for Best New Carrier. Headquartered in the metropolitan Washington, D.C. area and with European headquarters in London, GTS has offices in over 80 European cities.

CONTACTS:
Investors and U.S. Media
Robert Capozzi, Vice President, Investor Relations and Corporate Communications
Tel.: +1-703-236-3140; fax: +1-703-236-3606; pager: +1-800-331-4741;
e-mail: bob.capozzi@gtsgroup.com

Libby Hess, Director, Investor Relations (Available to investors beginning 7:30 a.m. EST) Tel.: +1-703-236-3184; fax: +1-703-236-3606; e-mail:
libby.hess@gtsgroup.com

European Media
Glenn Manoff, Director of Communications
Tel.: +44-(0)-207-769-8290; fax: +44-(0)-207-769-8084;
mobile: +44-(0)-467-446-087; e-mail: glenn.manoff@gtseurope.com

THIS PRESS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ALTHOUGH THE COMPANY BELIEVES ITS EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT SUCH PROJECTIONS WILL BE FULFILLED. ANY SUCH FORWARD-LOOKING STATEMENT MUST BE CONSIDERED ALONG WITH KNOWLEDGE THAT ACTUAL EVENTS OR RESULTS MAY VARY MATERIALLY FROM SUCH PREDICTIONS DUE TO, AMONG OTHER THINGS, POLITICAL, ECONOMIC OR LEGAL CHANGES IN THE MARKETS IN WHICH GTS DOES BUSINESS, COMPETITIVE DEVELOPMENTS OR RISKS INHERENT IN THE COMPANY'S BUSINESS PLAN. READERS ARE REFERRED TO THE DOCUMENTS FILED BY GTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE MOST RECENT REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND REGISTRATION STATEMENTS FILED PURSUANT TO THE SECURITIES ACT OF 1933, WHICH IDENTIFY IMPORTANT RISK FACTORS.


                               - TABLES ATTACHED -

GTS 4th Quarter 1999 Release
Page 5

                         GLOBAL TELESYSTEMS GROUP, INC.
                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                  Three Months Ended:                   Twelve Months Ended:
                                           ----------------------------------     ----------------------------------
                                                12/31/98         12/31/99              12/31/98         12/31/99
                                                --------         --------              --------         --------
                                                             (In millions, except per share data)
Revenues                                   $        141.9    $       253.1        $        372.4    $       852.2

    Access and network services                      86.9            156.4                 238.0            523.7
    Selling, general & administrative                72.6            114.3                 199.1            406.9
                                           --------------    -------------        --------------    -------------

EBITDA1                                             (17.6)           (17.6)                (64.7)           (78.4)

    Depreciation and amortization                    28.0             65.9                  78.8            212.8
    Merger, restructuring and
        non-recurring costs                             -             97.6                     -            142.5
                                           --------------    -------------        --------------    --------------

Loss from operations                                (45.6)          (181.1)               (143.5)          (433.7)

Other income (expense):
    Interest expense                                (38.1)           (60.8)               (131.1)          (208.9)
    Interest income                                  10.2             23.7                  60.1             74.3
    Foreign currency (loss) gain                     (9.9)            (7.3)                (23.3)            (8.9)
    Other (expense) income, net2                     (5.3)            (6.6)                  2.5            (21.6)
                                           --------------    -------------       ---------------    --------------

       Total other expense                          (43.1)           (51.0)                (91.8)          (165.1)
                                           --------------    -------------       ---------------    --------------

Net loss before taxes and
    extraordinary loss                              (88.7)          (232.1)               (235.3)          (598.8)
Income taxes                                         (5.6)            (7.3)                 (7.8)           (17.9)
                                           --------------    -------------       ---------------     -------------
Net loss before extraordinary loss                  (94.3)          (239.4)               (243.1)          (616.7)
Extraordinary loss -- debt refinancing                  -                -                 (12.7)               -
                                           --------------    -------------       ---------------    --------------

Net loss                                   $        (94.3)   $      (239.4)      $        (255.8)   $      (616.7)
Preferred dividend                                      -             (9.0)                    -            (25.7)
                                           --------------    -------------       ---------------    --------------

Net loss applicable to
     common shareholders                   $        (94.3)   $       248.4)      $        (255.8)   $      (642.4)
                                           ==============    =============       ===============    ==============

Net loss per share applicable
    to common shareholders                         ($0.61)          ($1.38)               ($1.79)          ($3.76)
                                           ==============    =============       ===============    ==============

Recurring net loss applicable
    to common shareholders                 $      (94.3)     $       150.8)      $        (243.1)   $      (499.9)
                                           ==============    =============       ===============    ==============

Recurring net loss per share
    applicable to common shareholders              ($0.61)          ($0.84)               ($1.70)          ($2.93)
                                           ==============   ==============       ===============    ==============

Weighted avg. common shares3                        155.7            179.9                 142.6            170.8
                                           --------------   --------------       ---------------    --------------


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GTS 4th Quarter 1999 Release
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                         GLOBAL TELESYSTEMS GROUP, INC.
                     CONDENSED, CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                         DECEMBER 31,             DECEMBER 31,
                                                                             1998                     1999
                                                                     ---------------------   ------------------------
                                                                                      (In millions)
ASSETS
CURRENT ASSETS
Cash and restricted cash equivalents                                 $         1,080.5       $            1,381.5
Accounts receivable, net                                                         174.4                      286.4
Prepaid expenses and other assets                                                 38.5                       59.1
                                                                     ------------------      ---------------------

TOTAL CURRENT ASSETS                                                           1,293.4                    1,727.0

Property and equipment, net                                                      643.0                    1,004.5
Goodwill and intangible assets, net                                              543.5                    1,172.8
Other assets                                                                     134.7                       97.5
                                                                     ------------------      ---------------------

TOTAL ASSETS                                                         $         2,614.6       $            4,001.8
                                                                     ==================      =====================

LIABILITIES AND SHAREHOLDERS'  EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses                                $           279.5                      493.9
Debt maturing within one year                                                     67.0                      122.2
Other current liabilities                                                         64.6                       86.6
                                                                     ------------------      ---------------------

TOTAL CURRENT LIABILITIES                                                        411.1                      702.7

Long-term debt and capital leases                                              1,725.3                    2,430.0
Other liabilities                                                                 74.9                      123.9
                                                                     ------------------      ---------------------

TOTAL LIABILITIES                                                              2,211.3                    3,256.6

Commitments and Contingencies
Minority interest and common stock subject to repurchase                          53.4                      114.6
Redeemable convertible preferred securities                                          -                      502.3

SHAREHOLDERS' EQUITY
Common stock                                                                      16.1                       18.4
Additional paid-in capital                                                       877.5                    1,280.8
Notes receivable due from shareholder                                                -                      (10.4)
Accumulated deficit                                                             (543.7)                  (1,160.5)
                                                                     ------------------      ---------------------

TOTAL SHAREHOLDERS' EQUITY                                                       349.9                      128.3
                                                                     ------------------      ---------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $         2,614.6       $            4,001.8
                                                                     ==================      =====================


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GTS 4th Quarter 1999 Release
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Notes:

1. EBITDA is earnings/(loss) from operations before interest, taxes, depreciation and amortization, foreign currency gains/(losses), other (expense)/income and non-recurring expenses. EBITDA is a measure of a company's performance commonly used in the telecommunications industry, ut should not be construed as an alternative to net income/(loss) determined in accordance with generally accepted accounting principles (GAAP) as an indicator of operating performance or as an alternative to cash from operating activities determined in accordance with GAAP as a measure of liquidity.

2.   Includes Earnings/(Losses) from Equity in Ventures and Minority Interest.

3.   Reflects a 2-for-1 stock split effective July 21, 1999.


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